EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-53385) pertaining to the Corus Bankshares, Inc. Commission Program for Commercial Loan Officers, of our reports dated February 25, 2005, with respect to the consolidated financial statements of Corus Bankshares, Inc., Corus Bankshares, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Corus Bankshares, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2004.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-77481) pertaining to the Corus Bankshares, Inc. 1999 Stock Option Plan, of our reports dated February 25, 2005, with respect to the consolidated financial statements of Corus Bankshares, Inc., Corus Bankshares, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Corus Bankshares, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2004.

     /s/ ERNST & YOUNG LLP

Chicago, Illinois
March 7, 2005